Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in ALLTEL Corporation’s Registration Statement on Form S-8 (333-116053) of our report dated June 14, 2004 relating to the financial statements and supplemental schedule of the ALLTEL Corporation 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Moore Stephens Frost
Certified Public Accountants

Little Rock, Arkansas
June 24, 2005